Exhibit 32
Section 906 Certification
Leslie H. Wexner, the Chairman and Chief Executive Officer, and Stuart B. Burgdoerfer, the Executive Vice President and Chief Financial Officer, of L Brands, Inc. (the “Company”), each certifies that, to the best of his knowledge:

(i)
the Quarterly Report of the Company on Form 10-Q dated September 6, 2013 for the period ending August 3, 2013 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LESLIE H. WEXNER
Leslie H. Wexner
Chairman and Chief Executive Officer

/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer

Date: September 6, 2013